UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2010

    ZBB ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-33540 (Commission File Number)	39-1987014 (IRS Employer Identification No.)

N93 W14475 Whittaker Way Menomonee Falls, Wisconsin (Address of principal executive offices)	53051 (Zip Code)

Registrant’s telephone number, including area code:  (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06

Material Impairments.

On January 29, 1010, the Audit Committee of the Board of Directors (the “Committee”) of ZBB Energy Corporation (the “Company”) determined that a fixed asset held by the Company’s Australian subsidiary consisting of battery modules, an inverter, a sea container and a cooling system (known as the United Energy system) was impaired and would require the Company to recognize an impairment loss of approximately $425,000 for the fiscal quarter ending December 31, 2009.  This determination was based on an evaluation conducted by management and an onsite audit of inventory and fixed assets conducted by the Company’s independent auditors, PKF, pursuant to which they concluded that the United Energy system was impaired.  Their conclusion was based on the facts that the components of the United Energy system had no value due to age and technological obsolescence or had been scrapped or otherwise held with no current intention of use.

The Committee has also determined that certain long-term manufacturing assets held by the Company’s U.S. subsidiary consisting of a carbon coating machine and related components were impaired and would require the Company to recognize an impairment loss of approximately $358,000 for the fiscal quarter ending December 31, 2009.  This determination was based on an evaluation conducted by management pursuant to which they concluded that the assets were impaired.  Management’s conclusion was based on the fact that the assets had reached the end of their useful lives due to changing product and manufacturing technologies.

Both asset impairment charges are non-cash in nature and do not impact the Company’s liquidity, cash flow provided by operating activities or future operations.

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Also on January 29, 2010, the Committee determined that the Company’s consolidated financial statements for the year ended June 30, 2009 included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009 and the condensed consolidated financial statements for the quarter ended September 30, 2009 included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009 should be restated and no longer be relied upon due to an error in the recognition of approximately $619,000 in revenue relating to a customer contract.

This determination was based on an evaluation conducted by management pursuant to which they concluded that the customer contract did not meet the criteria to qualify as a “bill and hold” arrangement because, among other things, certain delays in shipment did not constitute a bill and hold request by the customer and the Company had remaining performance obligations under the contract.  As a result, the revenue from the contract should have been recognized once the four criteria specified in Staff Accounting Bulletin 101 had been satisfied.  While there was evidence of a sales agreeement, the price was fixed and collectibility was reasonably assured during or before June 2009, delivery under the contract did not occur until July 2009.  Therefore, the product-related revenue of $584,000 under the contract should have been recognized in the first quarter of fiscal 2010 and the revenue relating to the other performance obligations of $16,000 under the contract should be recognized at the time those obligations are performed.  The net effect to the Statement of Operations:  Loss from Operations and Net Loss in the restated periods are estimated to be approximately $20,000 or less.  The effect on the Consolidated Balance Sheet as of June 30, 2009 is estimated to be an increase in inventory and deferred revenues of approximately $600,000.  The Committee has discussed the matters disclosed herein with PKF.

The Company intends to file amendments to its annual report on Form 10-K for the fiscal year ended June 30, 2009 and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009 containing restated financial statements on or about to February 12, 2010.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2010, Steven A. Seeker, Chief Operating Officer of the Company, announced his retirement from the Company.  In connection with his retirement, the Company has entered into a letter agreement with Mr. Seeker (the “Agreement”) on February 3, 2010.  The Agreement provides that Mr. Seeker’s employment with the Company will end effective June 30, 2010 and that prior to such retirement, Mr. Seeker will be on a paid leave of absence from the Company.

Mr. Seeker’s outstanding restricted stock shall vest in accordance with its original vesting schedule on March 31, 2010, pursuant to the terms of the March 11, 2009 Consent of the Compensation Committee of ZBB Energy Corporation, and shall otherwise be subject to the terms of the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).  The total shall be 17,333 shares net of the 25% clawback.  Upon Mr. Seeker’s retirement, Mr. Seeker’s performance-based stock option to purchase 18, 200 shares of Company common stock, which is governed by the terms of the 2007 Plan, will vest, and Mr. Seeker will have until June 30, 2011 to exercise such option.  Finally, Mr. Seeker holds a service-based stock option to purchase 100,000 shares of Company common stock, which is governed by the terms of the 2002 Stock Option Plan and is fully vested.  Upon approval of the Board of Directors, Mr. Seeker will have until June 30, 2011 to exercise such option.

In connection with his retirement and in consideration for the benefits provided to Mr. Seeker by the Company, Mr. Seeker and the Company have executed a mutual release of claims.

The description of the Agreement set forth above is a brief description and does not purport to describe all of the terms of the Agreement.

Effective February 3, 2010, Mr. Scott W. Scampini, the Company’s Executive Vice President and Chief Financial Officer, was appointed to the additional position of Executive Vice President – Operations and Chief Financial Officer.  In connection with his appointment, Mr. Scampini was granted an option effective on that date to purchase 100,000 shares of Company common stock under the 2007 Plan at an exercise price of $1.28 per share, the closing price of the Company’s common stock on the NYSE Amex on February 3, 2010.  The option will vest as to one-third of the number of shares covered by the option on each of the first three anniversaries of the date of grant and expire on the fifth anniversary of the date on which such portion vests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 2010

ZBB ENERGY CORPORATION

By:  /s/ Scott W. Scampini

Scott W. Scampini

Executive Vice President – Operations and

Chief Financial Officer

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